Exhibit 99.2
Consolidated Financial Statements and Notes thereto for the quarterly period ended March 31, 2011, updated to disclose condensed consolidating guarantor financial information.
Item. 1 Financial Statements
OPPENHEIMER HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Expressed in thousands of dollars)	March 31, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$52,940	$52,854
Cash and securities segregated for regulatory and other purposes	150,157	142,446
Deposits with clearing organizations	26,487	23,228
Receivable from brokers and clearing organizations	348,663	302,844
Receivable from customers, net of allowance for doubtful accounts of $2,716 ($2,716 in 2010)	974,658	924,817
Income taxes receivable	3,482	4,979
Securities purchased under agreement to resell	201,500	347,070
Securities owned, including amounts pledged of $434,315 ($102,501 in 2010), at fair value	962,336	367,019
Notes receivable, net	57,231	59,786
Office facilities, net	21,099	22,875
Intangible assets, net	39,897	40,979
Goodwill	132,472	132,472
Other	185,746	198,665

	$3,156,668	$2,620,034

(Continued on next page)
The accompanying notes are an integral part of these condensed consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Expressed in thousands of dollars)	March 31, 2011	December 31, 2010

LIABILITIES AND EQUITY
Liabilities
Drafts payable	$42,436	$61,055
Bank call loans	113,200	147,000
Payable to brokers and clearing organizations	531,529	372,697
Payable to customers	520,471	406,916
Securities sold under agreement to repurchase	542,301	390,456
Securities sold, but not yet purchased, at fair value	377,747	160,052
Accrued compensation	105,859	175,938
Accounts payable and other liabilities	274,711	262,506
Senior secured credit note	22,378	22,503
Subordinated note	100,000	100,000
Deferred income tax, net	20,180	16,295
Excess of fair value of acquired assets over cost	7,020	7,020

	2,657,832	2,122,438

Equity
Oppenheimer Holdings Inc. stockholders’ equity
Share capital
Class A non-voting common stock (2011 — 13,535,063 shares issued and outstanding 2010 — 13,268,522 shares issued and outstanding)	61,548	51,768
Class B voting common stock 99,680 shares issued and outstanding	133	133

	61,681	51,901
Contributed capital	34,696	47,808
Retained earnings	398,234	394,648
Accumulated other comprehensive income	518	207

Total Oppenheimer Holdings Inc. stockholders’ equity	495,129	494,564
Noncontrolling interest	3,707	3,032

Total equity	498,836	497,596

	$3,156,668	$2,620,034

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three months ended
	March 31,
Expressed in thousands of dollars, except share and per share amounts	2011	2010

REVENUE:
Commissions	$136,855	$138,197
Principal transactions, net	10,991	20,179
Interest	14,789	9,578
Investment banking	28,441	25,184
Advisory fees	48,449	42,794
Other	13,892	10,243

	253,417	246,175

EXPENSES:
Compensation and related expenses	170,415	158,179
Clearing and exchange fees	6,313	6,562
Communications and technology	15,939	16,440
Occupancy and equipment costs	18,546	18,460
Interest	7,774	5,301
Other	24,601	25,373

	243,588	230,315

Profit before income taxes	9,829	15,860
Income tax provision	4,068	6,496

Net profit for the period	5,761	9,364
Less net profit attributable to non-controlling interest, net of tax	675	196

Net profit attributable to Oppenheimer Holdings Inc.	$5,086	$9,168

Profit per share attributable to Oppenheimer Holdings Inc.:
Basic	$0.38	$0.69
Diluted	$0.36	$0.66
Weighted average common shares
Basic	13,550,723	13,296,980
Diluted	14,203,413	13,855,982
Dividends declared per share	$0.11	$0.11
The accompanying notes are an integral part of these condensed consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	Three months ended
	March 31,
Expressed in thousands of dollars	2011	2010

Net profit for the period	$5,761	$9,364
Other comprehensive income:
Currency translation adjustment	239	285
Change in cash flow hedges, net of tax	72	(367)

Comprehensive income for the period	6,072	9,282
Comprehensive income attributable to non-controlling interests	675	196

Comprehensive income attributable to Oppenheimer Holdings Inc.	$5,397	$9,086

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three months ended
	March 31,
Expressed in thousands of dollars	2011	2010

Cash flows from operating activities:
Net profit for the period	$5,761	$9,364
Adjustments to reconcile net profit to net cash used in operating activities:
Non-cash items included in net profit:
Depreciation and amortization	3,527	3,088
Deferred income tax	3,885	10,263
Amortization of notes receivable	5,087	4,916
Amortization of debt issuance costs	273	233
Amortization of intangibles	1,082	1,081
Provision for doubtful accounts	—	29
Share-based compensation	4,836	(1,769)
Decrease (increase) in operating assets:
Cash and securities segregated for regulatory and other purposes	(7,711)	(8,534)
Deposits with clearing organizations	(3,259)	(3,400)
Receivable from brokers and clearing organizations	(45,819)	38,646
Receivable from customers	(49,841)	31,408
Income taxes receivable	1,497	(8,226)
Securities purchased under agreement to resell	145,570	(186,425)
Securities owned	(595,317)	(157,333)
Notes receivable	(2,532)	(3,116)
Other	12,684	(2,914)
Increase (decrease) in operating liabilities:
Drafts payable	(18,619)	(12,748)
Payable to brokers and clearing organizations	158,904	22,932
Payable to customers	113,555	(82,418)
Securities sold under agreement to repurchase	151,845	186,731
Securities sold, but not yet purchased	217,695	147,078
Accrued compensation	(76,647)	(75,015)
Accounts payable and other liabilities	12,205	33,163

Cash provided by (used in) operating activities	38,661	(52,966)

(Continued on next page)

OPPENHEIMER HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)-Continued

	Three months ended
	March 31,
Expressed in thousands of dollars	2011	2010

Cash flows from investing activities:
Purchase of office facilities	(1,549)	(1,337)

Cash used in investing activities	(1,549)	(1,337)

Cash flows from financing activities:
Cash dividends paid on Class A non-voting and Class B voting common stock	(1,500)	(1,463)
Issuance of Class A non-voting common stock	71	2,002
Tax shortfall from share-based compensation	(1,672)	(64)
Senior secured credit note repayments	(125)	(500)
Increase (decrease) in bank call loans, net	(33,800)	37,600

Cash (used in) provided by financing activities	(37,026)	37,575

Net increase (decrease) in cash and cash equivalents	86	(16,728)
Cash and cash equivalents, beginning of period	52,854	68,918

Cash and cash equivalents, end of period	$52,940	$52,190

Schedule of non-cash investing and financing activities:
Employee share plan issuance	$9,709	$1,332

Supplemental disclosure of cash flow information:
Cash paid during the periods for interest	$11,232	$5,214
Cash paid during the periods for income taxes	$526	$4,079
The accompanying notes are an integral part of these condensed consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (unaudited)
AS AT MARCH 31,

Expressed in thousands of dollars	2011	2010

Share capital
Balance at beginning of period	$51,901	$47,824
Issuance of Class A non-voting common stock	9,780	3,334

Balance at end of period	$61,681	$51,158

Contributed capital
Balance at beginning of period	$47,808	$41,978
Vested employee share plan awards	(12,662)	(1,287)
Tax shortfall from share-based awards	(1,672)	(64)
Share-based expense	1,222	2,260

Balance at end of period	$34,696	$42,887

Retained earnings
Balance at beginning of period	$394,648	$362,188
Net profit for the period attributable to Oppenheimer Holdings Inc.	5,086	9,168
Dividends ($0.11 per share in 2011 and 2010)	(1,500)	(1,463)

Balance at end of period	$398,234	$369,893

Accumulated other comprehensive income (loss)
Balance at beginning of period	$207	$(543)
Currency translation adjustment	239	285
Change in cash flow hedges, net of tax	72	(367)

Balance at end of period	$518	$(625)

Stockholders’ Equity of Oppenheimer Holdings Inc.	$495,129	$463,313

Non-controlling interest
Balance at beginning of period	$3,032	$—
Grant of non-controlling interest	—	784
Net profit attributable to non-controlling interest for the period, net of tax	675	196

Balance at end of period	$3,707	$980

Total equity	$498,836	$464,293

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
1. Summary of significant accounting policies
Oppenheimer Holdings Inc. (“OPY”) is incorporated under the laws of the State of Delaware. The consolidated financial statements include the accounts of OPY and its subsidiaries (together, the “Company”). The principal subsidiaries of OPY are Oppenheimer & Co. Inc. (“Oppenheimer”), a registered broker dealer in securities, Oppenheimer Asset Management Inc. (“OAM”) and its wholly owned subsidiary, Oppenheimer Investment Management Inc. (“OIM”), both registered investment advisors under the Investment Advisors Act of 1940, Oppenheimer Trust Company, a limited purpose trust company chartered by the State of New Jersey to provide fiduciary services such as trust and estate administration and investment management, Oppenheimer Multifamily Housing and Healthcare Finance, Inc. (formerly Evanston Financial Corporation) (“OMHHF”), which is engaged in mortgage brokerage and servicing, and OPY Credit Corp., which offers syndication as well as trading of issued corporate loans. Oppenheimer E.U. Ltd., based in the United Kingdom, provides institutional equities and fixed income brokerage and corporate financial services and is regulated by the Financial Services Authority. Oppenheimer Investments Asia Limited, based in Hong Kong, China, provides assistance in accessing the U.S. equities markets and limited mergers and acquisitions advisory services to Asia-based companies. Oppenheimer operates as Fahnestock & Co. Inc. in Latin America. Oppenheimer owns Freedom Investments, Inc. (“Freedom”), a registered broker dealer in securities, which also operates as the BUYandHOLD division of Freedom, offering on-line discount brokerage and dollar-based investing services, and Oppenheimer Israel (OPCO) Ltd., which is engaged in offering investment services in the State of Israel as a local broker dealer. Oppenheimer holds a trading permit on the New York Stock Exchange and is a member of several other regional exchanges in the United States.
The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These accounting principles are set out in the notes to the Company’s consolidated financial statements for the year ended December 31, 2010 included in its Annual Report on Form 10-K for the year then ended.
Accounting standards require the Company to present non-controlling interests (previously referred to as minority interests) as a separate component of stockholders’ equity on the Company’s condensed consolidated balance sheet. As of March 31, 2011, the Company owns 67.34% of OMHHF and the non-controlling interest recorded in the condensed consolidated balance sheet was $3.7 million.
The condensed consolidated financial statements include all adjustments, which in the opinion of management are normal and recurring and necessary for a fair statement of the results of operations, financial position and cash flows for the interim periods presented. The nature of the Company’s business is such that the results of operations for the interim periods are not necessarily indicative of the results to be expected for a full year.
Disclosures reflected in these condensed consolidated financial statements comply in all material respects with those required pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) with respect to quarterly financial reporting.
Certain prior year amounts have been reclassified to conform to current year presentation. These reclassifications had no effect on previously reported net profit.

2. New Accounting Pronouncements
Recently Adopted
In February 2010, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2010-10, “Consolidation — Amendments for Certain Investment Funds”, that will indefinitely defer the effective date of the updated Variable Interest Entity (“VIE”) accounting guidance for certain investment funds. To qualify for the deferral, the investment fund needs to meet certain attributes of an investment company, does not have explicit or implicit obligations to fund losses of the entity and is not a securitization entity, an asset-backed financing entity, or an entity formerly considered a qualifying special-purpose entity (“QSPE”). The Company’s investment funds meet the conditions in ASU No. 2010-10 and qualify for the deferral adoption. Therefore, the Company is not required to consolidate any of its investment funds which are VIEs until further guidance is issued.
In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurement”. ASU No. 2010-06 requires new disclosures regarding transfers of assets and liabilities measured at fair value in and out of Level 1 and 2 of the fair value hierarchy. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfer. ASU No. 2010-06 also provides additional guidance on the level of disaggregation of fair value measurements and disclosures regarding inputs and valuation techniques. The Company adopted this disclosure requirement in the three months ended March 31, 2010. In addition, ASU No.2010-06 requires the reconciliation of beginning and ending balances for fair value measurements using significant unobservable inputs (i.e., Level 3) to be presented on a gross basis. The Company adopted this requirement in the period ending March 31, 2011. See note 5.
In December 2010, the FASB issued ASU No. 2010-28, “Intangibles — Goodwill and Other” which modified Step 1 of the goodwill impairment test for reporting units with a zero or negative carrying value, stating that under such circumstances an entity should perform Step 2 of the impairment analysis when it is more likely than not that goodwill is impaired. The Company adopted this requirement in the period ending March 31, 2011 with no impact on its financial statements.
3. Earnings per share
Earnings per share was computed by dividing net profit attributable to Oppenheimer Holdings Inc. by the weighted average number of shares of Class A non-voting common stock (“Class A Stock”) and Class B voting common stock (“Class B Stock”) outstanding. Diluted earnings per share includes the weighted average Class A and Class B Stock outstanding and the effects of warrants issued and Class A Stock granted under share-based compensation arrangements using the treasury stock method, if dilutive.

Earnings per share has been calculated as follows:
Dollar amounts are expressed in thousands, except share amounts

	Three months ended
	March 31,
	2011	2010

Basic weighted average number of shares outstanding	13,550,723	13,296,980
Net dilutive effect of warrant, treasury method (1)	—	—
Net dilutive effect of share-based awards, treasury method (2)	652,690	559,002

Diluted weighted average number of shares outstanding	14,203,413	13,855,982

Net profit for the period	$5,761	$9,364
Net profit attributable to non-controlling interests	675	196

Net income attributable to Oppenheimer Holdings Inc.	$5,086	$9,168

Basic earnings per share	$0.38	$0.69
Diluted earnings per share	$0.36	$0.66

(1)	As part of the consideration for the 2008 acquisition of a portion of CIBC World Markets Corp.’s U.S. capital markets businesses, the Company issued a warrant to purchase 1 million shares of Class A Stock of the Company at $48.62 per share exercisable five years from the January 14, 2008 acquisition date. For the three months ended March 31, 2011 and 2010, the effect of the warrant is anti-dilutive.

(2)	For the three months ended March 31, 2011 and 2010, respectively, the diluted earnings per share computations do not include the anti-dilutive effect of 1,142,028 and 1,273,416 shares of Class A Stock granted under share-based compensation arrangements and the warrant described in (1).
4. Receivable from and payable to brokers and clearing organizations
     Dollar amounts are expressed in thousands.

	March 31, 2011	December 31, 2010

Receivable from brokers and clearing organizations consist of:
Deposits paid for securities borrowed	$239,138	$199,117
Receivable from brokers	19,364	20,609
Securities failed to deliver	42,401	23,673
Clearing organizations	7,475	11,038
Omnibus accounts	19,122	19,129
Other	21,163	29,278

	$348,663	$302,844

	March 31, 2011	December 31, 2010

Payable to brokers and clearing organizations consist of:
Deposits received for securities loaned	$401,607	$345,462
Securities failed to receive	28,906	24,944
Clearing organizations and other	101,016	2,291

	$531,529	$372,697

5. Financial instruments
Securities owned and securities sold but not yet purchased, investments and derivative contracts are carried at fair value with changes in fair value recognized in earnings each period. The Company’s other financial instruments are generally short-term in nature or have variable interest rates and as such their carrying values approximate fair value, with the exception of notes receivable from employees which are carried at cost.
Securities Owned and Securities Sold, But Not Yet Purchased at Fair Value
Dollar amounts are expressed in thousands.

		March 31, 2011	December 31, 2010
	Owned	Sold	Owned	Sold

U.S. Treasury, agency and sovereign obligations	$753,105	$315,939	$160,114	$105,564
Corporate debt and other obligations	41,122	10,961	32,204	6,788
Mortgage and other asset-backed securities	2,914	12	2,895	25
Municipal obligations	40,430	714	55,089	383
Convertible bonds	40,412	9,046	39,015	11,093
Corporate equities	45,266	41,006	39,151	36,164
Other	39,087	69	38,551	35

Total	$962,336	$377,747	$367,019	$160,052

Securities owned and securities sold, but not yet purchased, consist of trading and investment securities at fair values. Included in securities owned at March 31, 2011 are corporate equities with estimated fair values of approximately $14.9 million ($14.3 million at December 31, 2010), which are related to deferred compensation liabilities to certain employees included in accrued compensation on the condensed consolidated balance sheet.
Valuation Techniques
A description of the valuation techniques applied and inputs used in measuring the fair value of the Company’s financial instruments is as follows:
U.S. Treasury Obligations
U.S. Treasury securities are valued using quoted market prices obtained from active market makers and inter-dealer brokers and, accordingly, are categorized in Level 1 in the fair value hierarchy.

U.S. Agency Obligations
U.S. agency securities consist of agency issued debt securities and mortgage pass-through securities. Non-callable agency issued debt securities are generally valued using quoted market prices. Callable agency issued debt securities are valued by benchmarking model-derived prices to quoted market prices and trade data for identical or comparable securities. The fair value of mortgage pass-through securities are model driven with respect to spreads of the comparable To-be-announced (“TBA”) security. Actively traded non-callable agency issued debt securities are categorized in Level 1 of the fair value hierarchy. Callable agency issued debt securities and mortgage pass-through securities are generally categorized in Level 2 of the fair value hierarchy.
Sovereign Obligations
The fair value of sovereign obligations is determined based on quoted market prices when available or a valuation model that generally utilizes interest rate yield curves and credit spreads as inputs. Sovereign obligations are categorized in Level 1 or 2 of the fair value hierarchy.
Corporate Debt & Other Obligations
The fair value of corporate bonds is estimated using recent transactions, broker quotations and bond spread information. Corporate bonds are generally categorized in Level 2 of the fair value hierarchy.
Mortgage and Other Asset-Backed Securities
The Company holds non-agency securities primarily collateralized by home equity and manufactured housing which are valued based on external pricing and spread data provided by independent pricing services and are generally categorized in Level 2 of the fair value hierarchy. When specific external pricing is not observable, the valuation is based on yields and spreads for comparable bonds and, consequently, the positions are categorized in Level 3 of the fair value hierarchy.
Municipal Obligations
The fair value of municipal obligations is estimated using recently executed transactions, broker quotations, and bond spread information. These obligations are generally categorized in Level 2 of the fair value hierarchy; in instances where significant inputs are unobservable, they are categorized in Level 3 of the hierarchy.
Convertible Bonds
The fair value of convertible bonds is estimated using recently executed transactions and dollar-neutral price quotations, where observable. When observable price quotations are not available, fair value is determined based on cash flow models using yield curves and bond spreads as key inputs. Convertible bonds are generally categorized in Level 2 of the fair value hierarchy; in instances where significant inputs are unobservable, they are categorized in Level 3 of the hierarchy.
Corporate Equities
Equity securities and options are generally valued based on quoted prices from the exchange or market where traded and categorized as Level 1 in the fair value hierarchy. To the extent quoted prices are not available, prices are generally derived using bid/ask spreads, and these securities are generally categorized in Level 2 of the fair value hierarchy.
The Company held one exchange membership seat with the Chicago Board Options Exchange (“CBOE”) which was converted to 80,000 common shares when CBOE’s parent company, CBOE Holdings, was publicly listed on June 14, 2010. The Company sold 20,000 shares in the initial public offering at $29 per share, sold a further 25,626 shares in the fourth quarter of 2010 and continues to hold 17,864 shares that are restricted for sale with a twelve month restriction period (“A-2 Shares”). The Company uses the Black-Scholes model to calculate the value of a call option to purchase securities of CBOE Holdings which is used as a proxy for the discount associated with the selling restrictions. The inputs into the Black-Scholes model include the volatility of CBOE Holdings’ common shares and yields associated with six month Treasury bills and twelve month Treasury notes. At March 31, 2011, the Company valued the restricted shares at $483,400 and recorded an unrealized gain of $115,000 for the three months ended March 31, 2011. The Company has categorized the restricted shares of CBOE Holdings as Level 2 in the fair value hierarchy.
Other
In February 2010, Oppenheimer finalized settlements with each of the New York Attorney General’s office (“NYAG”) and the Massachusetts Securities Division (“MSD” and, together with the NYAG, the “Regulators”) concluding investigations and administrative proceedings by the Regulators concerning Oppenheimer’s marketing and sale of auction rate securities (“ARS”). Pursuant to those settlements, as at March 31, 2011, the Company had purchased approximately $41.5 million in ARS from its clients and expects to purchase at least an additional $35.9 million of ARS from its clients by July 31, 2011. The Company’s purchases of ARS from its clients will continue on a periodic basis thereafter pursuant to the settlements with the Regulators. The ultimate amount of ARS to be repurchased by the Company cannot be predicted with any certainty and will be impacted by redemptions by issuers and client actions during the period, which cannot be predicted.
In addition to the purchases of $41.5 million of ARS as at March 31, 2011 from clients referred to above, the Company also held $2.4 million in ARS in its proprietary trading account as of March 31, 2011 as a result of the failed auctions in February 2008. These ARS positions primarily represent Auction Rate Preferred Securities issued by closed-end funds and, to a lesser extent, Municipal Auction Rate Securities which are municipal bonds wrapped by municipal bond insurance and Student Loan Auction Rate Securities which are asset-backed securities backed by student loans (collectively referred to as “ARS”).
Interest rates on ARS typically reset through periodic auctions. Due to the auction mechanism and generally liquid markets, ARS have historically been categorized as Level 1 in the fair value hierarchy. Beginning in February 2008, uncertainties in the credit markets resulted in substantially all of the ARS market experiencing failed auctions. Once the auctions failed, the ARS could no longer be valued using observable prices set in the auctions. The Company has used less observable determinants of the fair value of ARS, including the strength in the underlying credits, announced issuer redemptions, completed issuer redemptions, and announcements from issuers regarding their intentions with respect to their outstanding ARS. The Company has also developed an internal methodology to discount for the lack of liquidity and non-performance risk of the failed auctions. Key inputs include spreads on comparable Treasury yields to derive a discount rate, an estimate of the ARS duration, and yields based on current auctions in comparable securities that have not failed. Due to the less observable nature of these inputs, the Company categorizes ARS in Level 3 of the fair value hierarchy. As of March 31, 2011, the Company had a valuation adjustment (unrealized loss) of $4.8 million for ARS.
Investments
In its role as general partner in certain hedge funds and private equity funds, the Company, through its subsidiaries, holds direct investments in such funds. The Company uses the net asset value of the underlying fund as a basis for estimating the fair value of its investment. Due to the illiquid nature of these investments and difficulties in obtaining observable inputs, these investments are included in Level 3 of the fair value hierarchy.
The following table provides information about the Company’s investments in Company-sponsored funds at March 31, 2011.

Expressed in thousands of dollars.

		Unfunded		Redemption
	Fair Value	Commit-ments	Redemption Frequency	Notice Period
Hedge Funds(1)	$1,215	$—	Quarterly - Annually	30 - 120 Days
Private Equity Funds(2)	2,269	4,685	N/A	N/A
Distressed Opportunities Fund(3)	12,439	—	Semi-Annually	180 Days

Total	$15,923	$4,685

(1)	Includes investments in hedge funds and hedge fund of funds that pursue long/short, event-driven, and activist strategies.

(2)	Includes private equity funds and private equity fund of funds with a focus on diversified portfolios, real estate and global natural resources.

(3)	Hedge fund that invests in distressed debt of U.S. companies.
Derivative Contracts
From time to time, the Company transacts in exchange-traded and over-the-counter derivative transactions to manage its interest rate risk. Exchange-traded derivatives, namely U.S. Treasury futures, Federal funds futures, and Eurodollar futures, are valued based on quoted prices from the exchange and are categorized in Level 1 of the fair value hierarchy. Over-the-counter derivatives, namely interest rate swap and interest rate cap contracts, are valued using a discounted cash flow model and the Black-Scholes model, respectively, using observable interest rate inputs and are categorized in Level 2 of the fair value hierarchy.
As described below in “Credit Concentrations”, the Company participates in loan syndications and operates as underwriting agent in leveraged financing transactions where it utilizes a warehouse facility provided by Canadian Imperial Bank of Commerce (“CIBC”) to extend financing commitments to third-party borrowers identified by the Company. The Company uses broker quotations on loans trading in the secondary market as a proxy to determine the fair value of the underlying loan commitment which is categorized in Level 3 of the fair value hierarchy. The Company also purchases and sells loans in its proprietary trading book where CIBC provides the financing through a loan trading facility. The Company uses broker quotations to determine the fair value of loan positions held which are categorized in Level 2 of the fair value hierarchy.
The Company from time to time enters into securities financing transactions that mature on the same date as the underlying collateral. Such transactions are treated as a sale of financial assets and a forward repurchase commitment, or conversely as a purchase of financial assets and a forward resale commitment. The forward repurchase and resale commitments are valued based on the spread between the market value of the government security and the underlying collateral and are categorized in Level 2 of the fair value hierarchy.

Fair Value Measurements
The Company’s assets and liabilities, recorded at fair value on a recurring basis as of March 31, 2011 and December 31, 2010, have been categorized based upon the above fair value hierarchy as follows:
Assets and liabilities measured at fair value on a recurring basis as of March 31, 2011:
Dollar amounts are expressed in thousands.

		Fair Value Measurements
		As of March 31, 2011
	Level 1	Level 2	Level 3	Total

Assets:
Cash equivalents	$12,330	$—	$—	$12,330
Securities segregated for regulatory and other purposes	14,498	—	—	14,498
Deposits with clearing organizations	9,094	—	—	9,094
Securities owned:
U.S. Treasury obligations	682,670	—	—	682,670
U.S. Agency obligations	37,733	32,702	—	70,435
Corporate debt and other obligations	—	41,122	—	41,122
Mortgage and other asset-backed securities	—	2,914	—	2,914
Municipal obligations	—	38,266	2,165	40,431
Convertible bonds	—	40,412	—	40,412
Corporate equities	33,981	11,285	—	45,266
Other	2,504	—	36,582	39,086

Securities owned, at fair value	756,888	166,701	38,747	962,336

Investments (1)	1,336	37,059	17,308	55,703
Derivative contracts (2)	—	550,827	—	550,827
Securities purchased under agreements to resell	—	201,473	—	201,473

Total	$794,146	$956,060	$56,055	$1,806,261

Liabilities:
Securities sold, but not yet purchased:
U.S. Treasury obligations	$302,646	$—	$—	$302,646
U.S. Agency obligations	2,023	11,270	—	13,293
Corporate debt and other obligations	—	10,961	—	10,961
Mortgage and other asset-backed securities	—	12	—	12
Municipal obligations	—	714	—	714
Convertible bonds	—	9,046	—	9,046
Corporate equities	28,938	12,068	—	41,006
Other	69	—	—	69

Securities sold, but not yet purchased	333,676	44,071	—	377,747

Investments	30	—	—	30
Derivative contracts (3)	526	884,680	—	885,206

Total	$334,232	$928,751	$—	$1,262,983

(1)	Included in other assets on the consolidated balance sheet.
(2)	Primarily represents the fair value of purchases of “To-Be-Announced” securities (TBAs). See “Derivatives used for trading and investment purposes” below.

(3) Primarily represents the fair value of sales of TBAs. See “Derivatives used for trading and investment purposes” below.
Assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:
Expressed in thousands of dollars.

		Fair Value Measurements
	As of December 31, 2010
	Level 1	Level 2	Level 3	Total

Assets:
Cash equivalents	$14,384	$—	$—	$14,384

Securities segregated for regulatory and other purposes	14,497	—	—	14,497
Deposits with clearing organizations	9,094	—	—	9,094
Securities owned:
U.S. Treasury obligations	115,790	—	—	115,790
U.S. Agency obligations	23,963	20,348	—	44,311
Sovereign obligations	13	—	—	13
Corporate debt and other obligations	—	32,204	—	32,204
Mortgage and other asset-backed	—	2,881	14	2,895
securities
Municipal obligations	—	53,302	1,787	55,089
Convertible bonds	—	39,015	—	39,015
Corporate equities	31,798	7,353	—	39,151
Other	2,643	—	35,908	38,551

Securities owned, at fair value	174,207	155,103	37,709	367,019

Investments (1)	12,522	34,563	17,208	64,293
Derivative contracts (2)	—	513,790	—	513,790
Securities purchased under agreement to resell (4)	—	332,179	—	332,179

Total	$224,704	$1,035,635	$54,917	$1,315,256

Expressed in thousands of dollars.

		Fair Value Measurements
	As of December 31, 2010
	Level 1	Level 2	Level 3	Total

Liabilities:
Securities sold, but not yet purchased:
U.S. Treasury obligations	$101,060	$—	$—	$101,060
U.S. Agency obligations	4,405	99	—	4,504
Sovereign obligations	—	—	—	—
Corporate debt and other obligations	—	6,788	—	6,788
Mortgage and other asset-backed securities	—	25	—	25
Municipal obligations	—	383	—	383
Convertible bonds	—	11,093	—	11,093
Corporate equities	20,962	15,202	—	36,164
Other	35	—	—	35

Securities sold, but not yet purchased, at fair value	126,462	33,590	—	160,052
Investments	12	—	—	12
Derivative contracts (3)	147	532,510	—	532,657
Securities sold under agreements to repurchase (4)	—	389,305	—	389,305

Total	$126,621	$955,405	$—	$1,082,026

(1)	Included in other assets on the consolidated balance sheet.

(2	Primarily represents the fair value of purchases of “To-Be-Announced” securities (TBAs). See “Derivatives used for trading and investment purposes” below.

(3)	Primarily represents the fair value of sales of TBAs. See “Derivatives used for trading and investment purposes” below.

(4)	Includes securities purchased under agreements to resell and securities sold under agreements to repurchase where the Company has elected the fair value option.
There were no significant transfers between Level 1 and Level 2 assets and liabilities in the three months ended March 31, 2011.

The following tables present changes in Level 3 assets and liabilities measured at fair value on a recurring basis for the three months ending March 31, 2011 and 2010.
Dollar amounts are expressed in thousands.

		Realized	Unrealiz-ed
		Gains	Gains
	Opening	(Losses)	(Losses) (4)	Purch-ases,	Sales,	Trans-fers
	Balance	(4)	(5)	Issu-ances	Settle-ments	In/Out	Ending Bal-ance

For the three months ended March 31, 2011
Assets:
Mortgage and other asset-backed securities (1)	$14	1	—		(15)	—	$—
Municipal obligations	1,787	—	(147)	525	—	—	2,165
Other (2)	35,908	—	(2,901)	6,575	(3,000)	—	36,582
Investments (3)	17,208	—	(2)	127	—	(25)	17,308

Liabilities:
none

		Realized	Unrealized	Purchases,
		Gains	Gains	Sales,
	Opening	(Losses)	(Losses) (4)	Issuances	Trans-fers	Ending
	Balance	(4)	(5)	Settlements	In / Out	Balance

For the three months ended March 31, 2010
Assets:
Mortgage and other asset-backed securities (1)	$317	1	(1)	64	(1)	$380
Municipal obligations	1,075	—	(162)	—	62	975
Other (2)	4,450	—	—	—	—	4,450
Investments (3)	15,981	—	634	55	220	16,890

Liabilities:
none

(1)	Represents private placements of non-agency collateralized mortgage obligations.

(2)	Represents auction rate preferred securities that failed in the auction rate market.

(3)	Primarily represents general partner ownership interests in hedge funds and private equity funds sponsored by the Company.

(4)	Included in principal transactions, net on the condensed consolidated statement of operations, except for investments which are included in other income on the condensed consolidated statement of operations.

(5)	Unrealized gains (losses) are attributable to assets or liabilities that are still held at the reporting date.

Fair Value Option
The Company has the option to measure certain financial assets and financial liabilities at fair value with changes in fair value recognized in earnings each period. The Company may make a fair value option election on an instrument-by-instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. The Company has elected to apply the fair value option to its loan trading portfolio which resides in OPY Credit Corp. and is included in other assets on the consolidated balance sheet. Management has elected this treatment as it is consistent with the manner in which the business is managed as well as the way that financial instruments in other parts of the business are recorded. There were no loan positions held in the secondary loan trading portfolio at March 31, 2011 or at December 31, 2010.
The Company also elected the fair value option for those securities sold under agreements to repurchase (“repurchase agreements”) and securities purchased under agreements to resell (“resale agreements”) that do not settle overnight or have an open settlement date or that are not accounted for as purchase and sale agreements (such as repo-to-maturity transactions). The Company has elected the fair value option for these instruments to more accurately reflect market and economic events in its earnings and to mitigate a potential imbalance in earnings caused by using different measurement attributes (i.e. fair value versus carrying value) for certain assets and liabilities. At March 31, 2011, the fair value of the resale agreements and repurchase agreements was $201.5 million and $532.5 million, respectively. During the three months ended March 31, 2011, the amount of losses related to resale agreements was $27,000. During the three months ended March 31, 2011, the amount of gains/losses related to repurchase agreements was $nil.
Fair Value of Derivative Instruments
The Company transacts, on a limited basis, in exchange traded and over-the-counter derivatives for both asset and liability management as well as for trading and investment purposes. Risks managed using derivative instruments include interest rate risk and, to a lesser extent, foreign exchange risk. Interest rate swaps and interest rate caps are entered into to manage the Company’s interest rate risk associated with floating-rate borrowings. All derivative instruments are measured at fair value and are recognized as either assets or liabilities on the consolidated balance sheet. The Company designates interest rate swaps and interest rate caps as cash flow hedges of floating-rate borrowings.
Cash flow hedges used for asset and liability management
For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains or losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.
On September 29, 2006, the Company entered into interest rate swap transactions to hedge the interest payments associated with its floating rate Senior Secured Credit Note, which is subject to change due to changes in 3-Month LIBOR. See note 6 for further information. These swaps have been designated as cash flow hedges. Changes in the fair value of the swap hedges are expected to be highly effective in offsetting changes in the interest payments due to changes in 3-Month LIBOR. For the three months ended March 31, 2011, the effective portion of the net gain on the interest rate swaps, after tax, was approximately $69,000 ($257,000 for the three months ended March 31, 2010) and has been recorded as other comprehensive income on the consolidated statement of comprehensive income (loss). The interest rate swaps had a weighted-average fixed interest rate of 5.45% (5.45% in 2010). The swaps expired on March 31, 2011.

On January 20, 2009, the Company entered into an interest rate cap contract, incorporating a series of purchased caplets with fixed maturity dates ending December 31, 2012, to hedge the interest payments associated with its floating rate Subordinated Note, which is subject to changes in 3-Month LIBOR. See note 6 for further information. This cap has been designated as a cash flow hedge. Changes in the fair value of the interest rate cap are expected to be highly effective in offsetting changes in the interest payments due to changes in 3-Month LIBOR. For the three months ended March 31, 2011, the effective portion of the net gain on the interest rate cap, after tax, was approximately $2,500 (a net loss of $624,000 for the three months ended March 31, 2010) and has been recorded as other comprehensive income on the condensed consolidated statement of comprehensive income. There was no ineffective portion as at March 31, 2011. The Company paid a premium for the interest rate cap of $2.4 million which has a strike of 2% and matures December 31, 2012. As at March 31, 2011, the cumulative amortization of the premium on the interest rate cap was $547,000 ($366,000 at December 31, 2010).
Foreign exchange hedges
From time to time, the Company also utilizes forward and options contracts to hedge the foreign currency risk associated with compensation obligations to Oppenheimer Israel (OPCO) Ltd. employees denominated in New Israeli Shekels. Such hedges have not been designated as accounting hedges. At March 31, 2011, the Company did not have any such hedges in place.
Derivatives used for trading and investment purposes
Futures contracts represent commitments to purchase or sell securities or other commodities at a future date and at a specified price. Market risk exists with respect to these instruments. Notional or contractual amounts are used to express the volume of these transactions, and do not represent the amounts potentially subject to market risk. The futures contracts the Company used included U.S. Treasury notes, Federal Funds and Eurodollar contracts. At March 31, 2011, the Company had 240 open short contracts for 10-year U.S. Treasury notes with a fair value of $525,800 used primarily as an economic hedge of interest rate risk associated with a portfolio of fixed income investments. At March 31, 2011, the Company had 3.3 million open contracts for Federal Funds futures with a fair value of approximately $275.2 million and 205,000 open contracts for Eurodollar futures with a fair value of $51.0 million both used as economic hedges of interest rate risk associated with government trading activities.
The Company also transacts in pass-through mortgage-backed securities eligible to be sold in the “To-Be-Announced” or TBA market. TBAs provide for the forward or delayed delivery of the underlying instrument with settlement up to 180 days. The contractual or notional amounts related to these financial instruments reflect the volume of activity and do not reflect the amounts at risk. Unrealized gains and losses on TBAs are recorded in the consolidated balance sheets in receivable from brokers and clearing organizations and payable to brokers and clearing organizations, respectively, and in the consolidated statement of operations as principal transactions revenue. See Fair Value of Derivative Instruments tables below for TBAs outstanding at March 31, 2011.
From time-to-time, the Company enters into securities financing transactions that mature on the same date as the underlying collateral. These transactions are treated as a sale of financial assets and a forward repurchase commitment, or conversely as a purchase of financial assets and a forward resale commitment. At March 31, 2011, the fair value of the forward repurchase commitment was approximately $52,000.
The notional amounts and fair values of the Company’s derivatives at March 31, 2011 by product were as follows:

Expressed in thousands of dollars.
Fair Value of Derivative Instruments
As of March 31, 2011

	Description	Notional	Fair Value
Assets:
Derivatives designated as hedging instruments (1)
Interest rate contracts	Cap	$100,000	$182

Derivatives not designated as hedging instruments (1)
Other contracts	TBAs	537,631	550,645

Total Assets		$637,631	$550,827

Liabilities:
Derivatives not designated as hedging instruments (1)
Commodity contracts	U.S Treasury Futures	$24,000	$526

	Federal Funds Futures	3,310,000	275,185
	Eurodollar Futures	205,000	50,962
	Euro Fx Futures	2,832	2,836
Other contracts	TBAs	537,631	555,645
	Forward Purchase Commitment(2)	4,150,000	52

Total Liabilities		$8,229,463	$885,206

(1)	See “Fair value of Derivative Instruments” below for description of derivative financial instruments.

(2)	Forward commitment to repurchase government securities that received sale treatment related to “Repo-to-Maturity” transactions.

Expressed in thousands of dollars.
Fair Value of Derivative Instruments
As of December 31, 2010

	Description	Notional	Fair Value
Assets:
Derivatives designated as hedging instruments (1)
Interest rate contracts	Cap	$100,000	$178
Derivatives not designated as hedging instruments (1)
Other contracts	TBAs	496,266	513,612

Total Assets		$596,266	$513,790

Liabilities:
Derivatives designated as hedging instruments (1)
Interest rate contracts	Swaps	$9,000	$116
Derivatives not designated as hedging instruments (1)
Commodity contracts	U.S Treasury Futures	14,000	147
Other contracts	TBAs	518,987	532,359
	Forward Purchase Commitment (2)	3,250,000	35
Sub-total		3,782,987	532,541

Total Liabilities		$3,791,987	$532,657

(1)	See “Fair Value of Derivative Instruments” above for description of derivative financial instruments.

(2)	Forward commitment to repurchase government securities that received sale treatment related to “Repo-to-Maturity” transactions.

The following table presents the location and fair value amounts of the Company’s derivative instruments and their effect on the statement of operations for the three months ended March 31, 2011.

				Recognized in Other
				Comprehensive	Reclassified from Accumulated
				Income on	Other Comprehensive Income
				Derivatives	into Income-Effective
Expressed in thousands of dollars.		Recognized in Income on Derivatives		-Effective Portion	Portion(2)
		(pre-tax)		(after-tax)	(after-tax)
Hedging Relationship	Description	Location	Gain/(Loss)	Gain/(Loss)	Location	Gain/(Loss)
Cash Flow Hedges used for asset and liability management:
Interest rate contracts	Swaps (3)	N/A	$—	$—	Interest expense	$(111)
	Caps (3)	N/A	—	3	Other revenue	(38)

Derivatives used for trading and investment (1):
Commodity contracts	U.S Treasury Futures	Principal transaction revenue	(44)	—	None	—
	Federal Funds Futures	Principal transaction revenue	(28)	—	None	—
	Euro-dollar Futures	Principal transaction revenue	(77)	—	None	—
	Euro FX	Principal transaction revenue	(94)	—	None	—
Other contracts	TBAs	Principal transaction revenue	1,254	—	None	—
	Forward purchase commitment (4)	Principal transaction revenue	(898)	—	None	—

Total			$113	$3		$(149)

(1)	See “Fair Value of Derivative Instruments” above for description of derivative financial instruments.

(2)	There is no ineffective portion included in income for the three months ended March 31, 2011.

(3)	As noted above in “Cash flow hedges used for asset and liability management”, interest rate swaps and caps are used to hedge interest rate risk associated with the Senior Secured Credit Note and the Subordinated Note. As a result, changes in fair value of the interest rate swaps and caps are offset by interest rate changes on the outstanding Senior Secured Credit Note and Subordinated Note balances. There was no ineffective portion as at March 31, 2011.

(4)	Forward commitment to repurchase government securities that received sale treatment related to “Repo-to-Maturity” transactions.

Collateralized Transactions
The Company enters into collateralized borrowing and lending transactions in order to meet customers’ needs and earn residual interest rate spreads, obtain securities for settlement and finance trading inventory positions. Under these transactions, the Company either receives or provides collateral, including U.S. government and agency, asset-backed, corporate debt, equity, and non-U.S. government and agency securities.
The Company obtains short-term borrowings primarily through bank call loans. Bank call loans are generally payable on demand and bear interest at various rates but not exceeding the broker call rate. At March 31, 2011, bank call loans were $113.2 million ($147.0 million at December 31, 2010).
At March 31, 2011, the Company had both uncollateralized and collateralized borrowings. The collateralized loans, collateralized by firm and customer securities with market values of approximately $82.6 million and $200.9 million, respectively, at March 31, 2011, are primarily with two U.S. money center banks. At March 31, 2011, the Company had approximately $1.4 billion of customer securities under customer margin loans that are available to be pledged, of which the Company has repledged approximately $364.7 million under securities loan agreements.
At March 31, 2011, the Company had deposited $212.2 million of customer securities directly with the Options Clearing Corporation.
At March 31, 2011, the Company had no outstanding letters of credit.
The Company finances its government trading operations through the use of repurchase agreements and resale agreements. Except as described below, repurchase and resale agreements, principally involving government and agency securities, are carried at amounts at which securities subsequently will be resold or reacquired as specified in the respective agreements and include accrued interest. Repurchase and resale agreements are presented on a net-by-counterparty basis, when the repurchase and resale agreements are executed with the same counterparty, have the same explicit settlement date, are executed in accordance with a master netting arrangement, the securities underlying the repurchase and resale agreements exist in “book entry” form and certain other requirements are met.
Certain of the Company’s repurchase agreements and resale agreements are carried at fair value as a result of the Company’s fair value option election. The Company elected the fair value option for those repurchase agreements and resale agreements that do not settle overnight or have an open settlement date or that are not accounted for as purchase and sale agreements (such as repo-to-maturity transactions described above). The Company has elected the fair value option for these instruments to more accurately reflect market and economic events in its earnings and to mitigate a potential imbalance in earnings caused by using different measurement attributes (i.e. fair value versus carrying value) for certain assets and liabilities. At March 31, 2011, the fair value of the resale agreements and repurchase agreements were $201.5 million and $532.5 million, respectively. During the three months ended March 31, 2011, the amount of losses related to resale agreements was $27,000. During the three months ended March 31, 2011, the amount of gains/losses related to repurchase agreements was $nil. At March 31, 2011, the gross balances of resale agreements and repurchase agreements were $2.7 billion and $3.0 billion, respectively ($4.0 billion and $4.1 billion, respectively at December 31, 2010).
The Company receives collateral in connection with securities borrowed and resale agreement transactions and customer margin loans. Under many agreements, the Company is permitted to sell or repledge the securities received (e.g., use the securities to enter into securities lending transactions, or deliver to counterparties to cover short positions). At March 31, 2011, the fair value of securities received as collateral under securities borrowed transactions and resale agreements was $232.6 million ($192.1 million at December 31, 2010) and $2.6 billion ($3.9 billion at December 31, 2010), respectively, of which the Company has re-pledged approximately $18.4 million ($47.3 million at December 31, 2010) under securities loaned transactions and $2.6 billion under repurchase agreements ($3.9 billion at December 31, 2010).
The Company pledges certain of its securities owned for securities lending and repurchase agreements and to collateralize bank call loan transactions. The carrying value of pledged securities owned that can be sold or re-pledged by the counterparty was $434.3 million, as presented on the face of the condensed consolidated balance sheet at March 31, 2011 ($102.5 million at December 31, 2010). The carrying value of securities owned by the Company that have been loaned or pledged to counterparties where those counterparties do not have the right to sell or re-pledge the collateral was $107.1 million as at March 31, 2011 ($149.9 million at December 31, 2010).
The Company manages credit exposure arising from repurchase and resale agreements by, in appropriate circumstances, entering into master netting agreements and collateral arrangements with counterparties that provide the Company, in the event of a customer default, the right to liquidate and the right to offset a counterparty’s rights and obligations. The Company also monitors the market value of collateral held and the market value of securities receivable from others. It is the Company’s policy to request and obtain additional collateral when exposure to loss exists. In the event the counterparty is unable to meet its contractual obligation to return the securities, the Company may be exposed to off-balance sheet risk of acquiring securities at prevailing market prices.
One of the Company’s funds in which a subsidiary of the Company acts as a general partner and also owns a limited partnership interest utilized Lehman Brothers International (Europe) as a prime broker. As of March 31, 2011, Lehman Brothers International (Europe) held securities with a fair value of $9.1 million that were segregated and not re-hypothecated.
Credit Concentrations
Credit concentrations may arise from trading, investing, underwriting and financing activities and may be impacted by changes in economic, industry or political factors. In the normal course of business, the Company may be exposed to risk in the event customers, counterparties including other brokers and dealers, issuers, banks, depositories or clearing organizations are unable to fulfill their contractual obligations. The Company seeks to mitigate these risks by actively monitoring exposures and obtaining collateral as deemed appropriate. Included in receivable from brokers and clearing organizations as of March 31, 2011 are receivables from four major U.S. broker-dealers totaling approximately $140.1 million.
The Company participates in loan syndications through its Debt Capital Markets business. Through OPY Credit Corp., the Company operates as underwriting agent in leveraged financing transactions where it utilizes a warehouse facility provided by CIBC to extend financing commitments to third-party borrowers identified by the Company. The Company has exposure, up to a maximum of 10%, of the excess underwriting commitment provided by CIBC over CIBC’s targeted loan retention (defined as “Excess Retention”). The Company quantifies its Excess Retention exposure by assigning a fair value to the underlying loan commitment provided by CIBC (in excess of what CIBC has agreed to retain) which is based on the fair value of the loans trading in the secondary market. To the extent that the fair value of the loans has decreased, the Company records an unrealized loss on the Excess Retention. Underwriting of loans pursuant to the warehouse facility is subject to joint credit approval by the Company and CIBC. The maximum aggregate principal amount of the warehouse facility is $1.5 billion, of which the Company utilized $80.5 million ($78.0 million as of December 31, 2010) and had $nil in Excess Retention ($nil as of December 31, 2010) as of March 31, 2011.
The Company is obligated to settle transactions with brokers and other financial institutions even if its clients fail to meet their obligations to the Company. Clients are required to complete their transactions on settlement date, generally one to three business days after trade date. If clients do not fulfill their contractual obligations, the Company may incur losses. The Company has clearing/participating arrangements with the National Securities Clearing Corporation (“NSCC”), the Fixed Income Clearing Corporation (“FICC”), R.J. O’Brien & Associates (commodities transactions) and others. With respect to its business in resale and repurchase agreements, substantially all open contracts at March 31, 2011 are with the FICC. The clearing corporations have the right to charge the Company for losses that result from a client’s failure to fulfill its contractual obligations. Accordingly, the Company has credit exposures with these clearing brokers. The clearing brokers can re-hypothecate the securities held on behalf of the Company. As the right to charge the Company has no maximum amount and applies to all trades executed through the clearing brokers, the Company believes there is no maximum amount assignable to this right. At March 31, 2011, the Company had recorded no liabilities with regard to this right. The Company’s policy is to monitor the credit standing of the clearing brokers and banks with which it conducts business.
Through its Debt Capital Markets business, the Company also participates, with other members of loan syndications, in providing financing commitments under revolving credit facilities in leveraged financing transactions. As of March 31, 2011, the Company had $6.7 million committed under such financing arrangements.
OMHHF, which is engaged in mortgage brokerage and servicing, has obtained an uncommitted warehouse facility line through PNC Bank (“PNC”) under which OMHHF pledges Federal Housing Administration (“FHA”) guaranteed mortgages for a period of up to 10 business days and PNC table funds the principal payment to the mortgagee. OMHHF repays PNC upon the securitization of the mortgage by the Government National Mortgage Association (“GNMA”) and the delivery of the security to the counter party for payment pursuant to a contemporaneous sale on the date the mortgage is funded. At March 31, 2011, OMHHF had $39.0 million outstanding under the warehouse facility line at a variable interest rate of 1 month LIBOR plus 2.75%. Interest expense for the three months ended March 31, 2011 was $372,100.
Variable Interest Entities (VIEs)
VIEs are entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The primary beneficiary of a VIE is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests. The enterprise that is considered the primary beneficiary of a VIE consolidates the VIE.
A subsidiary of the Company serves as general partner of hedge funds and private equity funds that were established for the purpose of providing investment alternatives to both its institutional and qualified retail clients. The Company holds variable interests in these funds as a result of its right to receive management and incentive fees. The Company’s investment in and additional capital commitments to these hedge funds and private equity funds are also considered variable interests. The Company’s additional capital commitments are subject to call at a later date and are limited in amount.
The Company assesses whether it is the primary beneficiary of the hedge funds and private equity funds in which it holds a variable interest in the context of the total general and limited partner interests held in these funds by all parties. In each instance, the Company has determined that it is not the primary beneficiary and therefore need not consolidate the hedge funds or private equity funds. The subsidiaries’ general partnership interests, additional capital commitments, and management fees receivable represent its maximum exposure to loss. The subsidiaries’ general partnership interests and management fees receivable are included in other assets on the condensed consolidated balance sheet.

The following tables set forth the total VIE assets, the carrying value of the subsidiaries’ variable interests, and the Company’s maximum exposure to loss in Company-sponsored non-consolidated VIEs in which the Company holds variable interests and other non-consolidated VIEs in which the Company holds variable interests as at March 31, 2011 and December 31, 2010:
As of March 31, 2011
Expressed in thousands of dollars.

		Carrying Value of the
		Company’s Variable			Maximum Exposure
		Interest			to Loss in
	Total	Assets (2)			Non-consolidated
	VIE Assets (1)	Liabilities		Capital Commitments	VIEs
Hedge Funds	$1,749,118	$343	$—	$—	$343
Private Equity Funds	159,873	23	—	—	23

Total	$1,908,991	$366	$—	$—	$366

As of December 31, 2010
Expressed in thousands of dollars.

		Carrying Value of the
		Company’s Variable			Maximum Exposure
		Interest			to Loss in
	Total	Assets (2)			Non-consolidated
	VIE Assets (1)	Liabilities		Capital Commitments	VIEs
Hedge Funds	$1,769,382	$775	$—	$—	$775
Private Equity Funds	157,196	22	—	5	27

Total	$1,926,578	$797	$—	$5	$802

(1)	Represents the total assets of the VIEs and does not represent the Company’s interests in the VIEs.

(2)	Represents the Company’s interests in the VIEs and is included in other assets on the condensed consolidated balance sheet.

6. Long-term debt
Dollar amounts are expressed in thousands.

		Interest Rate at
Issued	Maturity Date	March 31, 2011	March 31, 2011	December 31, 2010
Senior Secured Credit Note (a)	7/31/2013	4.81%	$22,378	$22,503

Subordinated Note (b)	1/31/2014	5.55%	$100,000	$100,000
(a) In 2006, the Company issued a Senior Secured Credit Note in the amount of $125.0 million at a variable interest rate based on LIBOR with a seven-year term to a syndicate led by Morgan Stanley Senior Funding Inc., as agent. In accordance with the Senior Secured Credit Note, the Company has provided certain covenants to the lenders with respect to the maintenance of a minimum fixed charge ratio and maximum leverage ratio and minimum net capital requirements with respect to Oppenheimer.
On December 22, 2008, certain terms of the Senior Secured Credit Note were amended, including (1) revised financial covenant levels that require that (i) the Company maintain a maximum leverage ratio (total long-term debt divided by EBITDA) of 2.00 at March 31, 2011 and (ii) the Company maintain a minimum fixed charge ratio (EBITDA adjusted for capital expenditures and income taxes divided by the sum of principal and interest payments on long-term debt) of 2.00 at March 31, 2011; (2) an increase in scheduled principal payments as follows: 2009 — $400,000 per quarter plus $4.0 million on September 30, 2009; 2010 — $500,000 per quarter plus $8.0 million on September 30, 2010; (3) an increase in the interest rate to LIBOR plus 450 basis points (an increase of 150 basis points); and (4) a pay-down of principal equal to the cost of any share repurchases made pursuant to the Issuer Bid. In the Company’s view, the maximum leverage ratio and minimum fixed charge ratio represent the most restrictive covenants. These ratios adjust each quarter in accordance with the loan terms, and become more restrictive over time. At March 31, 2011, the Company was in compliance with all of its covenants.
The obligations under the Senior Secured Credit Note are guaranteed by certain of the Company’s subsidiaries, other than broker-dealer subsidiaries, with certain exceptions, and are collateralized by a lien on substantially all of the assets of each guarantor, including a pledge of the ownership interests in each first-tier broker-dealer subsidiary held by a guarantor, with certain exceptions.
The effective interest rate on the Senior Secured Credit Note for the three months ended March 31, 2011 was 4.81%. Interest expense, as well as interest paid on a cash basis for the three months ended March 31, 2011, on the Senior Secured Credit Note was $270,600 ($387,000 in the three months ended March 31, 2010). The $22.4 million principal amount outstanding at March 31, 2011 was repaid in full on April 12, 2011. See note 11.
(b) On January 14, 2008, in connection with the acquisition of certain businesses from CIBC World Markets Corp., CIBC made a loan in the amount of $100.0 million and the Company issued a Subordinated Note to CIBC in the amount of $100.0 million at a variable interest rate based on LIBOR. The Subordinated Note is due and payable on January 31, 2014 with interest payable on a quarterly basis. The purpose of this note is to support the capital requirements of the acquired business. In accordance with the Subordinated Note, the Company has provided certain covenants to CIBC with respect to the maintenance of a minimum fixed charge ratio and maximum leverage ratio and minimum net capital requirements with respect to Oppenheimer.

Effective December 23, 2008, certain terms of the Subordinated Note were amended, including (1) revised financial covenant levels that require that (i) the Company maintain a maximum leverage ratio of 2.35 at March 31, 2011 and (ii) the Company maintain a minimum fixed charge ratio of 1.65 at March 31, 2011; and (2) an increase in the interest rate to LIBOR plus 525 basis points (an increase of 150 basis points). In the Company’s view, the maximum leverage ratio and minimum fixed charge ratio represent the most restrictive covenants. These ratios adjust each quarter in accordance with the loan terms, and become more restrictive over time. At March 31, 2011, the Company was in compliance with all of its covenants. On April 12, 2011, the Subordinated Note was repaid in full. See note 11.
The effective interest rate on the Subordinated Note for the three months ended March 31, 2011 was 5.55%. Interest expense, as well as interest paid on a cash basis for the three months ended March 31, 2011, on the Subordinated Note was $1.4 million ($1.4 million for the three months ended March 31, 2010).
7. Share capital
The following table reflects changes in the number of shares of Class A Stock outstanding for the periods indicated:

	Three months ended
	March 31,
	2011	2010

Class A Stock outstanding, beginning of period	13,268,522	13,118,001
Issued pursuant to the share-based compensation plans	266,541	123,551

Class A Stock outstanding, end of period	13,535,063	13,241,552

8. Net capital requirements
The Company’s U.S. broker dealer subsidiaries, Oppenheimer and Freedom, are subject to the uniform net capital requirements of the SEC under Rule 15c3-1 (the “Rule”). Oppenheimer computes its net capital requirements under the alternative method provided for in the Rule which requires that Oppenheimer maintain net capital equal to two percent of aggregate customer-related debit items, as defined in SEC Rule 15c3-3. At March 31, 2011, the net capital of Oppenheimer as calculated under the Rule was $172.3 million or 13.2% of Oppenheimer’s aggregate debit items. This was $146.1 million in excess of the minimum required net capital at that date. Freedom computes its net capital requirement under the basic method provided for in the Rule, which requires that Freedom maintain net capital equal to the greater of $250,000 or 6 2/3% of aggregate indebtedness, as defined. At March 31, 2011, Freedom had net capital of $4.9 million, which was $4.6 million in excess of the $250,000 required to be maintained at that date.
At March 31, 2011, the regulatory capital of Oppenheimer E.U. Ltd. was $3.3 million which was $1.0 million in excess of the $2.3 million required to be maintained at that date. Oppenheimer E.U. Ltd. computes its regulatory capital pursuant to the Fixed Overhead Method prescribed by the Financial Services Authority of the United Kingdom.
At March 31, 2011, the regulatory capital of Oppenheimer Investments Asia Ltd. was $652,000 which was $265,600 in excess of the $386,400 required to be maintained on that date. Oppenheimer Investments Asia Ltd. computes its regulatory capital pursuant to the requirements of the Securities and Futures Commission in Hong Kong.

9. Related party transactions
The Company does not make loans to its officers and directors except under normal commercial terms pursuant to client margin account agreements. These loans are fully collateralized by employee-owned securities.
10. Segment information
The table below presents information about the reported revenue and profit before income taxes of the Company for the periods noted. The Company’s segments are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Company has allocated all revenue and expenses to its segments and has eliminated the “Other” category as these are now allocated by the Chief Executive Officer and Chief Financial Officer in their analysis. Previously reported segment information has been revised to reflect this change. The Company’s business is conducted primarily in the United States with additional operations in the United Kingdom, Israel, Asia, and South America.
The table below presents information about the reported revenue and profit before income taxes of the Company for the three months ended March 31, 2011 and 2010. Asset information by reportable segment is not reported, since the Company does not produce such information for internal use. Substantially all assets are located in the United States.
Expressed in thousands of dollars.

	Three months ended
	March 31,
	2011	2010

Revenue:
Private Client (1)	$145,399	$136,822
Capital Markets	89,753	92,444
Asset Management (1)	18,265	16,909

Total	$253,417	$246,175

Profit before income taxes:
Private Client (1)	$1,732	$5,260
Capital Markets	3,031	6,355
Asset Management (1)	5,066	4,245

Total	$9,829	$15,860

(1)	Asset management revenue is allocated 77.5% to the Asset Management segment and 22.5% to the Private Client segment.
The Company has operations in the United States, United Kingdom, Israel, Asia and South America.
Revenues, classified by the major geographic areas in which they were earned for the three months ended March 31, 2011 and 2010, were as follows:

Expressed in thousands of dollars.

	Three months ended
	March 31,
	2011	2010
United States	$239,290	$234,814
Europe / Middle East	8,234	6,281
Asia	3,139	3,270
South America	2,755	1,810

	$253,418	$246,175

11. Subsequent events
On April 12, 2011, the Company completed the private placement of $200.0 million in aggregate principal amount of 8.75 percent Senior Secured Notes due April 15, 2018 at par (the “Notes”).The interest on the Notes will be payable semi-annually on April 15th and October 15th. Proceeds from the private placement were used to retire the Morgan Stanley Senior Secured Credit Note due 2013 ($22.4 million) and the CIBC Subordinated Note due 2014 ($100.0 million) (together, the “Debt”) and other general corporate purposes. The carrying value of the outstanding Debt as of March 31, 2011 totaled $122.4 million. The private placement resulted in the fixing of the interest rate over the term of the Notes compared to the variable rate debt that was retired and an extension of the debt maturity dates as described above. The cost to issue the Notes is estimated to total approximately $4.1 million which will be capitalized during the three months ending June 30, 2011 and amortized over the period of the Notes. The Company will write off $344,000 in unamortized debt issuance costs related to the Senior Secured Credit Note during the three months ending June 30, 2011. Additionally, as a result of the refinancing of the Subordinated Note, the effective portion of the net loss of $1.3 million related to the interest rate cap cash flow hedge will be reclassified from accumulated other comprehensive loss on the condensed consolidated balance sheet to a loss on the condensed consolidated statement of operations during the three months ending June 30, 2011.
The indenture for the Notes contains covenants which place restrictions on the incurrence of indebtedness, the payment of dividends, sale of assets, mergers and acquisitions and the granting of liens. The Notes provide for events of default including nonpayment, misrepresentation, breach of covenants and bankruptcy. The Company’s obligations under the Notes are guaranteed, subject to certain limitations, by the same subsidiaries that guaranteed the obligations under the Senior Secured Credit Note and the Subordinated Note which were retired. These guarantees may be shared, on a senior basis, under certain circumstances, with newly incurred debt outstanding in the future.
On April 29, 2011, the Company announced a cash dividend of $0.11 per share (totaling $1.4 million) payable on May 27, 2011 to Class A and Class B Stockholders of record on May 13, 2011.
12. Supplemental Guarantor Condensed Consolidated Financial Statements
The Company’s Senior Secured Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by E.A. Viner International Co. and Viner Finance Inc. (together, the Guarantors). Each of the Guarantors is 100% owned by the Company. The following condensed consolidating financial statements present the financial position, result of operations and cash flows of the Company (referred to as “Parent” for purpose of this note only), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and elimination entries necessary to consolidate the Company. Investments in subsidiaries are accounted for using the equity method for purposes of the consolidated presentation.

CONDENSED CONSOLIDATING BALANCE SHEET
AS AT MARCH 31, 2011
(unaudited)

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$243	$14	$52,683	$—	$52,940
Cash and securities segregated for regulatory and other purposes	—	—	150,157	—	150,157
Deposits with clearing organizations	—	—	26,487	—	26,487
Receivable from brokers and clearing organizations	—	182	348,481	—	348,663
Receivable from customers, net of allowance for credit losses of $2,716	—	—	974,658	—	974,658
Income taxes receivable	—	27,818	(702)	(23,634)	3,482
Securities purchased under agreements to resell	—	—	201,500	—	201,500
Securities owned, including amounts pledged of $434,315, at fair value	—	—	962,336	—	962,336
Subordinated note	—	12,558	100,000	(112,558)
Notes receivable, net	—	—	57,231	—	57,231
Office facilities, net	—	—	21,099	—	21,099
Deferred income tax, net	144	—	14,959	(15,103)	—
Intangible assets, net	—	—	40,387	(490)	39,897
Goodwill	—	—	132,472	—	132,472
Other	—	(562)	186,248	60	185,746
Investment in subsidiaries	488,683	779,168	(212,604)	(1,055,247)	—
Intercompany receivable	8,739	24,339	2,871	(35,949)	—

	$497,809	$843,517	$3,058,263	$(1,242,921)	$3,156,668

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Drafts payable	$—	$—	$42,436	$—	$42,436
Bank call loans	—	—	113,200	—	113,200
Payable to brokers and clearing organizations	—	—	531,529	—	531,529
Payable to customers	—	—	520,471	—	520,471
Securities sold under agreement to repurchase	—	—	542,301	—	542,301
Securities sold, but not yet purchased, at fair value	—	—	377,747	—	377,747
Accrued compensation	—	—	105,859	—	105,859
Accounts payable and other liabilities	231	—	274,747	(267)	274,711
Income taxes payable	2,449	22,324	(923)	(23,850)
Senior secured credit note	—	—	22,378	—	22,378
Subordinated note	—	—	212,558	(112,558)	100,000
Deferred income taxes, net	—	—	35,283	(15,103)	20,180
Excess of fair value of acquired assets over cost	—	—	7,020	—	7,020
Intercompany payables	—	35,896	—	(35,896)	—

	2,680	58,220	2,784,606	(187,674)	2,657,832

Stockholders’ equity attributable to the company	495,129	785,297	269,950	(1,055,247)	495,129
Non-controlling interest	—	—	3,707	—	3,707

Stockholders’ equity	495,129	785,297	273,657	(1,055,247)	498,836

	$497,809	$843,517	$3,058,263	$(1,242,921)	$3,156,668

CONDENSED CONSOLIDATING BALANCE SHEET
AS AT DECEMBER 31, 2010

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$361	$(241)	$52,734	$—	$52,854
Cash and securities segregated for regulatory and other purposes	—	—	142,446	—	142,446
Deposits with clearing organizations	—	—	23,228	—	23,228
Receivable from brokers and clearing organizations	—	62	302,782	—	302,844
Receivable from customers, net of allowance for credit losses of $2,716	—	—	924,817	—	924,817
Income taxes receivable	—	33,557	(702)	(27,876)	4,979
Securities purchased under agreements to resell	—	—	347,070	—	347,070
Securities owned, including amounts pledged of $102,501, at fair value	—	—	367,019	—	367,019
Subordinated loan receivable	—	12,558	100,000	(112,558)	—
Notes receivable, net	—	—	59,786	—	59,786
Office facilities, net	—	—	22,875	—	22,875
Intangible assets, net	—	—	40,979	—	40,979
Goodwill	—	—	132,472	—	132,472
Other	—	(347)	198,954	58	198,665
Investment in subsidiaries	484,639	782,915	(152,852)	(1,114,702)	—
Intercompany receivable	12,135	21,862	1,847	(35,846)	—

	$497,135	$850,366	$2,563,455	$(1,290,922)	$2,620,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Drafts payable	$—	$—	$61,055	$—	$61,055
Bank call loans	—	—	147,000	—	147,000
Payable to brokers and clearing organizations	—	—	372,697	—	372,697
Payable to customers	—	—	406,916	—	406,916
Securities sold under agreements to repurchase	—	—	390,456	—	390,456
Securities sold, but not yet purchased, at fair value	—	—	160,052	—	160,052
Accrued compensation	—	—	175,938	—	175,938
Accounts payable and other liabilities	131	—	262,268	107	262,506
Income taxes payable	2,440	22,188	3,248	(27,876)	—
Senior secured credit note	—	—	22,503	—	22,503
Subordinated note	—	—	212,558	(112,558)	100,000
Deferred income taxes, net	—	—	16,292	3	16,295
Excess of fair value of acquired assets over cost	—	—	7,020	—	7,020
Intercompany payables	—	35,896	—	(35,896)	—

	2,571	58,084	2,238,003	(176,220)	2,122,438

Stockholders’ equity attributable to Oppenheimer Holdings Inc.	494,564	792,282	322,420	(1,114,702)	494,564
Non-controlling interest	—	—	3,032	—	3,032

Stockholder’s equity	494,564	792,282	325,452	(1,114,702)	497,596

	$497,135	$850,366	$2,563,455	$(1,290,922)	$2,620,034

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2011
(unaudited)

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
REVENUE:
Commissions	$—	$—	$136,855	$—	$136,855
Principal transactions, net	—	—	10,991	—	10,991
Interest	—	1,748	14,789	(1,748)	14,789
Investment banking	—	—	28,441	—	28,441
Advisory fees	—	—	49,033	(584)	48,449
Other	—	—	13,892	—	13,892

	—	1,748	254,001	(2,332)	253,417

EXPENSES:
Compensation and related expenses	105	—	170,310	—	170,415
Clearing and exchange fees	—	—	6,313	—	6,313
Communications and technology	14	—	15,925	—	15,939
Occupancy and equipment costs	—	—	18,546	—	18,546
Interest	—	1,504	8,018	(1,748)	7,774
Other	214	251	24,720	(584)	24,601

	333	1,755	243,832	(2,332)	243,588

Profit (loss) before income taxes	(333)	(7)	10,169	—	9,829
Income tax provision (benefit)	(133)	25	4,176	—	4,068

Net profit (loss) for the period	(200)	(32)	5,993	—	5,761
Less net profit attributable to non-controlling interest, net of tax	—	—	675	—	675
Equity in income of subsidiaries	5,286	—	—	5,286	—
Net profit (loss) attributable to Oppenheimer Holdings Inc.	$5,086	$(32)	$5,318	$(5,286)	$5,086

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010
(unaudited)

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
REVENUE:
Commissions	$—	$—	$138,197	$—	$138,197
Principal transactions, net	—	(276)	20,455	—	20,179
Interest	—	1,735	9,578	(1,735)	9,578
Investment banking	—	—	25,184	—	25,184
Advisory fees	—	—	43,286	(492)	42,794
Other	—	—	10,243	—	10,243

	—	1,459	246,943	(2,227)	246,175

EXPENSES:
Compensation and related expenses	7	—	158,172	—	158,179
Clearing and exchange fees	—	—	6,562	—	6,562
Communications and technology	16	—	16,425	—	16,440
Occupancy and equipment costs	—	—	18,460	—	18,460
Interest	—	1,842	5,193	(1,735)	5,301
Other	288	13	25,564	(492)	25,373

	311	1,855	230,376	(2,227)	230,315

Profit (loss) before income taxes)	(311)	(396)	16,567	—	15,860
Income tax provision (benefit)	(124)	(152)	6,772	—	6,496

Net profit (loss) for the period	(187)	(244)	9,795	—	9,364
Less net profit attributable to non-controlling interest, net of tax	—	—	196	—	196
Equity in income of subsidiaries	9,355	—	—	(9,355)	—

Net profit (loss) attributable to Oppenheimer Holdings Inc.	$9,168	$(244)	$9,599	$(9,355)	$9,168

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011
(unaudited)

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash flows from operations:
Net profit (loss) for year	$5,086	$(32)	$5,993	(5,286)	$5,761
Adjustments to reconcile net profit (loss) to net cash used in operating activities:
Depreciation and amortization		—	3,527	—	3,527
Deferred income tax	(143)	—	4,028	—	3,885
Amortization of notes receivable	—	—	5,087	—	5,087
Amortization of debt issuance costs	—	—	273	—	273
Amortization of intangibles	—	—	1,082	—	1,082
Share-based compensation	—	—	4,836	—	4,836
Changes in operating assets and liabilities:
Cash (used in) provided by continuing operations	2,139	3,493	9,552	(975)	14,210

Cash (used in) provided by continuing operations	7,082	3,461	34,378	(6,260)	38,661

Cash flows from investing activities:
Purchase of office facilities	—	—	(1,549)	—	(1,549)

Cash used in investing activities	—	—	(1,549)	—	(1,549)

Cash flows from financing activities:
Cash dividends paid on Class A non-voting and Class B voting common stock	(1,500)	—	—	—	(1,500)
Issuance of Class A non-voting common stock	71	—	—	—	71
Senior secured credit note repayments	—	—	(125)	—	(125)
Other financing activities	(5,771)	(3,206)	(32,755)	6,260	(35,472)

Cash provided by (used in) financing activities	(7,200)	(3,206)	(32,880)	6,260	(37,026)

Net increase (decrease) in cash and cash equivalents	(118)	255	(51)	—	86
Cash and cash equivalents, beginning of year	361	(241)	52,734	—	52,854

Cash and cash equivalents, end of year	$243	$14	$52,683	$—	$52,940

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2010
(unaudited)

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash flows from operations:
Net profit (loss) for year	$9,168	$(244)	$9,795	$(9,355)	$9,364
Adjustments to reconcile net profit (loss) to net cash used in operating activities:
Depreciation and amortization	—	—	3,088	—	3,088
Deferred income tax	—	—	10,263	—	10,263
Amortization of notes receivable	—	—	4,916	—	4,916
Amortization of debt issuance costs	—	—	233	—	233
Amortization of intangibles	—	—	1,081	—	1,081
Provision for credit losses	—	—	29	—	29
Share-based compensation	—	—	(1,769)	—	(1,769)
Changes in operating assets and liabilities
Cash (used in) provide by continuing operations	1,500	9,029	(92,987)	2,287	(80,171)

Cash (used in) provided by continuing operations	10,668	8,785	(65,351)	(7,068)	(52,966)

Cash flows from investing activities:
Purchase of office facilities	—	—	(1,337)	—	(1,337)

Cash used in investing activities	—	—	(1,337)	—	(1,337)

Cash flows from financing activities:
Cash dividends paid on Class A non-voting and Class B voting common stock	(1,463)	—	—	—	(1,463)
Issuance of Class A non-voting common stock	2,002	—	—	—	2,002
Senior secured credit note repayments	—	—	(500)	—	(500)
Other financing activities	(8,168)	(7,461)	46,097	7,068	37,536

Cash provided by (used in) financing activities	(7,629)	(7,461)	45,597	7,068	37,575

Net increase (decrease) in cash and cash equivalents	3,039	1,324	(21,091)	—	(16,728)
Cash and cash equivalents, beginning of year	2,475	2,359	64,084	—	68,918

Cash and cash equivalents, end of year	$5,514	$3,683	$42,993	$—	$52,190